                                                                    EXHIBIT 99.1


NEWS                           [AIG LOGO]     AMERICAN INTERNATIONAL GROUP, INC.
                                              70 PINE STREET NEW YORK, NY 10270


Contact: Charlene Hamrah (Investment Community)
         (212)770-7074

         Joe Norton (News Media)
         (212)770-3144


           AIG REPORTS THIRD QUARTER 2003 NET INCOME ROSE 26.9 PERCENT

         TO $2.34 BILLION; NET INCOME EXCLUDING REALIZED CAPITAL LOSSES

                     INCREASED 15.4 PERCENT TO $2.58 BILLION

      NEW YORK, NY, October 23, 2003 - American International Group, Inc. (AIG) today reported that its net income for the third quarter of 2003 increased 26.9 percent to $2.34 billion, compared to $1.84 billion in the third quarter of 2002. For the first nine months of 2003, net income totaled $6.57 billion, an increase of 16.8 percent compared to $5.62 billion in the same period of 2002. Net income excluding realized capital losses increased 15.4 percent to $2.58 billion in the third quarter of 2003, and 13.5 percent to $7.46 billion for the first nine months of 2003.

      Following is a summary table of third quarter and nine months information (in millions, except per share amounts):

                                  THIRD QUARTER


                                                                                        PER SHARE
                                                                                        ---------
                                      2003          2002         Change      2003          2002      Change
                                    --------      --------       ------      -----        ------     ------
Net income                          $2,336.5      $1,841.2        26.9%    $   0.89      $   0.70      27.1%

Realized capital losses,
   net of tax                       $  241.6      $  392.6          --     $   0.09      $   0.15        --

Net income, excluding realized
   capital losses, net of tax       $2,578.1      $2,233.8        15.4%    $   0.98      $   0.85      15.3%

Average shares outstanding                                                  2,627.6       2,634.0


                                     -more-

                                   NINE MONTHS

                                                                                        PER SHARE
                                                                                        ---------
                                      2003          2002         Change      2003          2002      Change
                                    --------      --------       ------    -------        ------     ------
Net income                          $6,566.9      $5,622.7        16.8%    $   2.50     $   2.13      17.4%

Realized capital losses,
   net of tax                       $  897.8      $  955.2          --     $   0.34     $   0.37        --

Net income, excluding realized
   capital losses, net of tax       $7,464.7      $6,577.9        13.5%    $   2.84     $   2.50      13.6%

Average shares outstanding                                                  2,627.7      2,635.3


Highlights of the third quarter of 2003 include:

- Capital funds (shareholders' equity) at September 30, 2003 of approximately $68 billion, including record retained earnings of $58 billion.

- Record consolidated assets at September 30, 2003 of approximately $645 billion, an increase of approximately $25 billion over June 30, 2003.

- Pretax catastrophe losses of $72.5 million for the third quarter of 2003, or $0.02 per share, net of tax, compared to $40 million in the third quarter 2002, or $0.01 per share, net of tax.

- Record General Insurance net premiums written of $8.97 billion, an increase of 26.5 percent over the third quarter of 2002.

- Record General Insurance pretax operating income of $1.24 billion, including $74.7 million of realized capital losses.

-     General Insurance combined ratio of 93.05 for the third quarter of 2003.

- Record General Insurance cash flow of $3.58 billion and $9.49 billion in the third quarter and the first nine months of 2003, respectively.

- General Insurance net loss and loss adjustment reserves totaling $35.09 billion as of September 30, 2003, an increase of $2.00 billion and $4.74 billion for the third quarter and nine months, respectively. This includes $415 million in reserves related to the GE personal lines business acquired in the third quarter.

- Life Insurance GAAP premiums of $5.43 billion, up 6.7 percent over the third quarter of 2002.

- Life insurance premiums, deposits and other considerations of $13.08 billion, up 9.5 percent over the third quarter of 2002, or $9.82 billion when guaranteed investment contracts are excluded, an increase of 16.6 percent.

- Life Insurance pretax operating income of $1.44 billion, including $259.7 million of realized capital losses.


                                     -more-

      Income before income taxes and minority interest in the third quarter of 2003 increased 28.4 percent. Following is a summary table of third quarter and nine months information (in millions):

                                            THIRD QUARTER                          NINE MONTHS
                                            -------------                          -----------
                                  2003          2002         Change      2003          2002         Change
                                --------      --------      --------   --------      --------      --------
Income before income taxes
   and minority interest        $3,503.5      $2,728.4          28.4%  $9,857.8      $8,454.8          16.6%

Pretax realized capital
   losses                       $  359.3      $  595.6            --   $1,347.8      $1,456.9            --

      The following table outlines the impact of foreign exchange on property-casualty and life insurance premiums for the third quarter 2003:

    GENERAL INSURANCE              NET PREMIUMS WRITTEN
    -----------------              --------------------
                                WORLDWIDE    FOREIGN GENERAL
                                ---------    ---------------
Growth in Original Currency         25.3%              17.3%

Foreign Exchange Impact              1.2                4.7

Growth as Reported in U.S.$         26.5%              22.0%


        LIFE INSURANCE                                        PREMIUMS, DEPOSITS AND
                                    GAAP PREMIUMS              OTHER CONSIDERATIONS
                                        TOTAL                   TOTAL             EXCLUDING GICS*
                                WORLDWIDE    FOREIGN    WORLDWIDE    FOREIGN    WORLDWIDE    FOREIGN
                                ---------    -------    ---------    -------    ---------    -------
Growth in Original Currency           6.2%       8.1%         9.0%      (9.4)%       16.4%      13.6%

Foreign Exchange Impact               0.5        0.7          0.5        1.0          0.2        0.5

Growth as Reported in U.S.$           6.7%       8.8%         9.5%      (8.4)%       16.6%      14.1%

      * Guaranteed investment contracts and related products (GICs) are issued when interest rate spreads are advantageous and, therefore, the level of GICs issued in any reporting period may fluctuate substantially.

      Commenting on third quarter results, AIG Chairman M. R. Greenberg said "AIG had a very good quarter with record General Insurance pretax operating income, strong Life Insurance and Financial Services results and continuing improvement in Retirement Services & Asset Management.

      "GENERAL INSURANCE OPERATING INCOME IN THE THIRD QUARTER OF 2003 INCREASED
47.4 PERCENT OVER A YEAR AGO TO $1.24 BILLION, INCLUDING REALIZED CAPITAL LOSSES OF $74.7 MILLION. Excluding realized capital losses, operating income rose 25.0 percent. Net premiums written were a record $8.97 billion, up 26.5 percent over a year ago. The

                                     -more-

General Insurance combined ratio was 93.05 (including 0.87 points for catastrophe losses) compared to 94.54 (including 0.65 points for catastrophe losses) a year ago. Benefiting from investments in technology, the General Insurance expense ratio further improved to 19.40 from 20.16 a year ago. Looking ahead, we are reasonably confident that rates in many of the classes of business that AIG specializes in will remain firm for the rest of this year and well into next year. As important as the overall rate environment, risk selection is critical. We pay careful attention to the pricing of specific risks, and there are certain risks we will refuse to write regardless of pricing. For example, in certain states and counties, the legal and tort systems are unfair and distorted and, consequently, we monitor our exposures there extremely carefully.

      "In the United States, the Domestic Brokerage Group had record net premiums written in the third quarter of 2003 of $5.13 billion, up 31.6 percent over the third quarter of 2002. The combined ratio was 94.78 compared to 96.47 in the third quarter of 2002. Underwriting and cash flow in the Domestic Brokerage Group were both very strong. In some classes of business, such as property and certain middle market coverages, rates have flattened out but at an adequate level. Property rates were not impacted by Hurricane Isabel.

      "HSB Group, Inc. had another excellent quarter. Underwriting results were strong even after the impact of claims resulting from the August power outages and Hurricane Isabel.

      "Domestic Personal Lines had a good quarter, with a combined ratio of
97.20 compared to 105.22 in the third quarter 2002. Net premiums written were $919.2 million, compared to $835.5 million a year ago. In the third quarter, we closed on our purchase of GE's personal lines business, which will enhance our market penetration and provide additional claims management and service capabilities.

      "United Guaranty Corporation, AIG's mortgage guaranty insurance operation, had another good quarter. The combined ratio was 57.58. Premium volume was impacted by a high level of refinancings, which, going forward, should diminish as a result of the upward movement of interest rates.

      "Our Foreign General operations had excellent results in all regions. Net premiums written in the third quarter of 2003 were $1.87 billion, up 17.3 percent in original currency and 22.0 percent in U.S. dollars. The combined ratio was an outstanding 88.31.

      "Operating results were excellent in Japan, with rates of growth significantly stronger than the overall industry. Southeast Asia had double-digit premium growth in original currency as well as in U.S. dollars. The U.K. and Europe had excellent growth as a result of both rate increases and new business. The flight to quality has accelerated in Europe, especially in the commercial market. While competition has increased in the energy sector, rates continue to be adequate.

                                     -more-

      "Transatlantic Holdings, Inc., a majority-owned AIG subsidiary, had net premiums written in the third quarter of 2003 of $901.3 million, up 31.1 percent. The combined ratio in the third quarter of 2003 was 96.16 compared to
98.03 a year ago.

      "NEW CASH FLOW FOR INVESTMENT FROM GENERAL INSURANCE OPERATIONS IN THE THIRD QUARTER WAS A RECORD $3.58 BILLION COMPARED TO $2.50 BILLION LAST YEAR. FOR THE FIRST NINE MONTHS OF 2003 CASH FLOW WAS A RECORD $9.49 BILLION, COMPARED TO $5.29 BILLION IN THE FIRST NINE MONTHS OF 2002.

      "WE ADDED $2.00 BILLION AND $4.74 BILLION TO AIG'S GENERAL INSURANCE NET LOSS AND LOSS ADJUSTMENT RESERVES FOR THE QUARTER AND NINE MONTHS, RESPECTIVELY, bringing the total of those reserves to $35.09 billion at September 30, 2003. This includes $415 million in reserves related to the GE personal lines business acquired in the third quarter.

      "WORLDWIDE LIFE INSURANCE OPERATING INCOME IN THE THIRD QUARTER OF 2003 WAS $1.44 BILLION, INCLUDING $259.7 MILLION IN REALIZED CAPITAL LOSSES, COMPARED TO $1.25 BILLION, INCLUDING $261.8 MILLION IN REALIZED CAPITAL LOSSES, A YEAR AGO. Operating income excluding realized capital losses increased 12.4 percent. GAAP premiums were $5.43 billion, an increase of 6.7 percent over the third quarter of 2002. Excluding GICs, GAAP premiums increased 7.1 percent over third quarter of 2002. Premiums, deposits and other considerations rose 9.5 percent in the third quarter or 16.6 percent excluding GICs.

      "In the foreign life business, our acquisition of GE Edison in Japan, which is now doing business as AIG Edison, was completed in August. Results from this acquisition will be consolidated in fourth quarter Life Insurance results. Integration plans are moving ahead.

      "We are providing new information in the supplementary earnings data on first year foreign life premiums as well as certain growth metrics for domestic life. Overall, first year premiums were strong in our foreign life operations in the third quarter, up 23.4 percent over third quarter 2002.

      "Our life business in China continues to grow rapidly. We achieved 38 percent premium growth in the third quarter of 2003 compared to a year ago. Elsewhere in Asia the life business also was very satisfactory.

      "The Domestic Life Insurance business, principally AIG American General, had solid top and bottom line growth. Domestic Life operating income in the third quarter of 2003 was $470.4 million, including realized capital losses of $260.0 million. Excluding realized capital losses and guaranteed investment contracts, operating income increased 12.0 percent in the quarter. AIG's profit center structure has taken hold very well at AIG American General. Two new profit centers have been launched to serve the middle income and voluntary employee benefits markets, further expanding our unrivaled distribution platform.

                                     -more-

      "Universal life and term life products had record quarterly sales. Structured settlements had good growth, benefiting from cross marketing efforts.

      "The home services business that serves the moderate and middle income markets continues to have very strong cash flow; premiums, deposits and other considerations increased by 22.1 percent in the third quarter. This business is in transition to become a multi-product distribution channel targeting this underserved market. Our goal is to achieve double digit income growth by introducing new products including critical illness, cancer, and accidental death and dismemberment policies as well as fixed annuities. We are recruiting new agents and training our agency force to market these products. In addition, we are expanding into new states.

      "The fixed annuity business primarily sold through the bank distribution channel by AIG Annuity Insurance Company had excellent results -- strong top-line growth and strong bottom-line growth as a result of the widening of interest rate spreads.

      "FINANCIAL SERVICES HAD GOOD RESULTS ACROSS ITS OPERATIONS. OPERATING INCOME GREW 10.1 PERCENT TO $608.3 MILLION IN THE THIRD QUARTER OF 2003, COMPARED TO $552.5 MILLION IN THE THIRD QUARTER OF 2002.

      "During the quarter, we combined the operations of AIG Trading Group Inc. and AIG Financial Products Corp. (AIGFP) into a Capital Markets reporting unit. This combination is resulting in significantly greater efficiencies and product synergies in areas including energy, commodities and foreign exchange. Capital Markets reported operating income of $240.6 million in the third quarter of 2003, an increase of 17.7 percent over the third quarter 2002. AIGFP's interest rate, currency and credit derivative segments again contributed to this strong growth.

      "International Lease Finance Corporation (ILFC) reported operating income of $190.5 million in the third quarter of 2003, versus $207.3 million a year ago. Third quarter results were impacted by the concessions made on some leases renegotiated during the year. However, ILFC will benefit from the improving business climate in the airline industry. At the end of the third quarter, all aircraft were leased, including all new aircraft to be delivered in 2003 and 2004. Subsequent to the close of the third quarter, two small European carriers that are customers of ILFC filed for bankruptcy. However, we are reasonably confident an agreement will be reached with the carriers, or the aircraft will be redeployed elsewhere as we have done in the past. At the conclusion of the third quarter, ILFC entered into a securitization of a portfolio of 28 aircraft. Certain of our life insurance and retirement services businesses purchased a large share of this securitization. These businesses will achieve attractive investment income returns from an asset class managed by the industry's premier aircraft lessor, while ILFC benefits from a further diversification of its funding base.

      "Both U.S. and foreign consumer finance business had a very good quarter. Operating income is up 20.5 percent to $173.6 million. American General Finance, Inc. (AGF) had an outstanding quarter. The quality of the loan portfolio is good and demand is strong. AGF is opening new branches. This business is achieving an excellent return on

                                     -more-
equity. Our international consumer finance business also is achieving good results. Performance was substantially better in Hong Kong, in line with the up-tick in Hong Kong's economy.

      "RETIREMENT SERVICES & ASSET MANAGEMENT had a much improved quarter, as a result of the upturn in the stock market and greater optimism for the economic outlook. OPERATING INCOME INCREASED 45.7 PERCENT IN THE THIRD QUARTER TO $332.5 MILLION. The Group Retirement Services business, led by AIG VALIC in the United States, earned $230.3 million in the third quarter of 2003, compared to $161.0 million a year ago. Operating income in the individual variable annuity, mutual fund and broker-dealer businesses was $17.7 million in the third quarter of 2003 compared to $7.0 million in third quarter of 2002. The institutional asset management business continues to increase the amount of assets it manages for third parties. At September 30, 2003, AIG's third party assets under management, including institutional accounts and retail mutual funds, totaled over $45 billion.

      "AIG had pretax realized capital losses of $359.3 million in the third quarter of 2003, compared to losses of $595.6 million in the third quarter of 2002.

      "AIG has a large number of promising growth initiatives underway around the world. In addition to the purchase of GE's Japan life and U.S. personal auto insurance businesses, AIG has entered into cooperative agreements in Russia to identify investment opportunities, improve homeowners insurance and provide financing alternatives for Russian home buyers. We also entered into a cooperative agreement with the People's Insurance Company of China (PICC) that will enable AIG to market its accident and health products through the PICC's 4,300 branch offices. We will provide training to PICC's agents and expect to sell an extended portfolio of products that we do not currently distribute through our life branches or property-casualty operations in China. We have a long-term relationship with the PICC, which has over 70 percent of the non-life market in China. These initiatives, combined with strong growth in our established businesses and accelerated cross-selling of products and services to our customers around the world, will contribute to our future success."


                                     -more-

                                     # # # #


      AIG is the world's leading international insurance and financial services organization, with operations in approximately 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include financial services, retirement services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                     # # # #


      A conference call for the investment community will be held today at 9:00 a.m. EDT. The call will be broadcast live on the Internet at:

                               www.aigwebcast.com

The call will be archived at the same URL through Friday, October 31, 2003.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

      This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and its past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                                     -more-

COMMENT ON REGULATION G

      This press release, including the financial highlights and supplementary earnings data, includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures in accordance with Regulation G are included herein.

      Throughout this press release, AIG presents its operations in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use AIG's financial information in evaluating the performance of AIG. That presentation includes the use of certain non-GAAP measures. In addition to the GAAP presentations of net income and operating income, AIG shows both net income and operating income exclusive of realized capital gains (losses).

      Although the investment of premiums to generate investment income (or loss) and realized capital gains or losses is an integral part of both life and general insurance operations, the determination to realize capital gains or losses is independent of the insurance underwriting process. Moreover, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In sum, investment income and realized capital gains or losses for any particular period are not indicative of quarterly business performance.

      AIG believes that a major part of the discipline of a successful general insurance company is to produce an underwriting profit, and it evaluates the performance of and manages its operations on that basis. Providing only a GAAP presentation of net income and operating income makes it much more difficult for users of AIG's financial information to evaluate AIG's success or failure in its basic business, that of insurance underwriting, and may, in AIG's opinion, lead to incorrect or misleading assumptions and conclusions. The equity analysts who follow AIG exclude the realized capital transactions in their analyses for the same reason, and consistently request that AIG provide the non-GAAP information.

      AIG presents life production (premiums, deposits and other considerations), net premiums written and combined ratios in accordance with accounting principles prescribed or permitted by insurance regulatory authorities because these are standard measures of performance used in the insurance industry and thus allow for more meaningful comparisons with AIG's insurance competitors.

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                NINE MONTHS ENDED SEPTEMBER 30,               THREE MONTHS ENDED SEPTEMBER 30,
                                         --------------------------------------------    ------------------------------------------
                                             2003            2002           CHANGE           2003           2002          CHANGE
                                         ------------    ------------    ------------    ------------   ------------   ------------
GENERAL INSURANCE OPERATIONS:
     Net Premiums Written                $ 26,052,589    $ 20,201,733            29.0%   $  8,965,455   $  7,084,793           26.5%
     Net Premiums Earned                   23,331,101      17,561,487            32.9       8,289,994      6,195,796           33.8
     Underwriting Profit                    1,669,578       1,116,596            49.5         573,192        390,661           46.7
     Net Investment Income                  2,257,238       2,086,415             8.2         741,897        661,002           12.2
     Income before Realized
           Capital Gains (Losses)           3,926,816       3,203,011            22.6       1,315,089      1,051,663           25.0
     Realized Capital Gains (Losses)         (330,725)       (492,157)             --         (74,748)      (210,297)            --
     OPERATING INCOME                    $  3,596,091    $  2,710,854            32.7%   $  1,240,341   $    841,366           47.4%
                                         ------------    ------------    ------------    ------------   ------------   ------------
             Loss Ratio                         73.87           74.54                           73.65          74.38
             Expense Ratio                      18.94           20.23                           19.40          20.16
             Combined Ratio                     92.81           94.77                           93.05          94.54
                                         ------------    ------------    ------------    ------------   ------------   ------------

LIFE INSURANCE OPERATIONS:
     GAAP Premiums                       $ 16,562,862    $ 15,030,830            10.2%   $  5,429,534   $  5,087,819            6.7%
     Net Investment Income                 10,057,117       9,128,779            10.2       3,362,007      3,179,455            5.7
     Income before Realized
           Capital Gains (Losses)           4,976,801       4,400,510            13.1       1,704,614      1,516,745           12.4
     Realized Capital Gains (Losses)         (775,818)       (601,209)             --        (259,746)      (261,798)            --
     OPERATING INCOME                       4,200,983       3,799,301            10.6       1,444,868      1,254,947           15.1
FINANCIAL SERVICES OPERATING INCOME         1,761,717       1,568,421            12.3         608,346        552,493           10.1
RETIREMENT SERVICES & ASSET MANAGEMENT
       OPERATING INCOME                       916,935         808,116            13.5         332,457        228,223           45.7
Other Realized Capital Gains (Losses)        (241,217)       (363,500)             --         (24,851)      (123,461)            --
Other Income (Deductions) - net              (376,699)        (68,423)             --         (97,674)       (25,207)            --
INCOME BEFORE INCOME TAXES AND
       MINORITY INTEREST                    9,857,810       8,454,769            16.6       3,503,487      2,728,361           28.4
Income Taxes                                3,004,488       2,581,087              --       1,068,372        817,443             --
INCOME BEFORE MINORITY INTEREST             6,853,322       5,873,682            16.7       2,435,115      1,910,918           27.4
Minority Interest, after-tax                       --
        Income before Realized Capital
          Gains (Losses)                     (283,828)       (246,208)             --         (94,074)       (67,529)            --
Minority Interest, after-tax                       --
       Realized Capital Gains (Losses)         (2,593)         (4,784)             --          (4,550)        (2,194)            --
NET INCOME                                  6,566,901       5,622,690            16.8       2,336,491      1,841,195           26.9
REALIZED CAPITAL GAINS (LOSSES),
        NET OF TAX                           (897,835)       (955,235)             --        (241,582)      (392,646)            --
NET INCOME, EXCLUDING REALIZED CAPITAL
       GAINS (LOSSES), NET OF TAX        $  7,464,736    $  6,577,925            13.5%   $  2,578,073   $  2,233,841           15.4%
                                         ------------    ------------    ------------    ------------   ------------   ------------

PER SHARE - DILUTED:
NET INCOME                               $       2.50    $       2.13            17.4%   $       0.89   $       0.70           27.1%
REALIZED CAPITAL GAINS (LOSSES),
        NET OF TAX                              (0.34)          (0.37)             --           (0.09)         (0.15)            --
NET INCOME, EXCLUDING REALIZED CAPITAL
       GAINS (LOSSES), NET OF TAX        $       2.84    $       2.50            13.6%   $       0.98   $       0.85           15.3%
                                         ------------    ------------    ------------    ------------   ------------   ------------
AVERAGE DILUTED COMMON
        SHARES OUTSTANDING                  2,627,740       2,635,342                       2,627,557      2,634,040


* Including reconciliation in accordance with Regulation G.

                       AMERICAN INTERNATIONAL GROUP, INC.
                             PRETAX OPERATING INCOME
                                 (IN THOUSANDS)


                                                   NINE MONTHS ENDED SEPTEMBER 30,      THREE MONTHS ENDED SEPTEMBER 30,
                                                    2003           2002       CHANGE      2003          2002       CHANGE
                                                ------------   -----------   -------   -----------   -----------   ------
GENERAL INSURANCE:
   Domestic Brokerage Group                     $  2,017,553   $ 1,586,730      27.2%  $   630,050   $   543,992     15.8%
   Personal Lines                                    172,913       101,129      71.0        74,861        15,142    394.4
   Mortgage Guaranty                                 319,167       331,718      (3.8)      100,590        95,294      5.6
   Transatlantic Holdings                            276,509       220,509      25.4       100,683        74,877     34.5
   Foreign General (a)                             1,135,522       945,878      20.0       407,187       316,676     28.6
   Intercompany Adjustments                            5,152        17,047        --         1,718         5,682       --
   Realized Capital Gains (Losses)                  (330,725)     (492,157)       --       (74,748)     (210,297)      --

LIFE INSURANCE:
   Domestic
       Life Insurance (b)                            595,679       529,554      12.5       205,437       188,353      9.1
       Individual Fixed Annuities                    524,292       387,122      35.4       166,294       141,881     17.2
       Individual Fixed Annuities - Runoff (c)       109,434       145,931     (25.0)       39,648        57,509    (31.1)
       Home Service                                  298,622       285,471       4.6        96,455        92,247      4.6
       Group Life/Health                              87,910        76,749      14.5        29,938        25,890     15.6
       Pension and Investment Products               146,679        90,218      62.6        62,389        29,792    109.4
       Intercompany Adjustments                         (215)         (177)       --           (88)          (64)      --
       Guaranteed Investment Contracts               386,847       484,957     (20.2)      130,335       156,404    (16.7)
       Realized Capital Gains (Losses)              (446,242)     (571,452)       --      (260,045)     (222,143)      --
   Foreign
       Life Insurance                              2,041,730     1,779,546      14.7       697,293       606,200     15.0
       Personal Accident                             608,349       482,659      26.0       211,212       169,250     24.8
       Group Products                                149,554       118,352      26.4        54,729        42,139     29.9
       Intercompany Adjustments                      (10,438)       (8,600)       --        (4,267)       (3,085)    --
       Guaranteed Investment Contracts                38,358        28,728      33.5        15,239        10,229     49.0
       Realized Capital Gains (Losses)              (329,576)      (29,757)       --           299       (39,655)    --

FINANCIAL SERVICES:
   Aircraft Finance                                  548,357       588,022      (6.7)      190,472       207,260     (8.1)
   Capital Markets                                   728,663       592,085      23.1       240,642       204,530     17.7
   Consumer Finance                                  488,553       409,290      19.4       173,592       144,008     20.5
   Other (d)                                          (3,856)      (20,976)       --         3,640        (3,305)      --

RETIREMENT SERVICES & ASSET MANAGEMENT (e):
   AIG VALIC (f)                                     675,491       571,611      18.2       230,250       161,004     43.0
   AIG SunAmerica (g)                                 22,920        57,239     (60.0)       17,657         7,026    151.3
   Other Asset Management and
      Annuity Operations (h)                         218,524       179,266      21.9        84,550        60,193     40.5

Other Realized Capital Gains (Losses)               (241,217)     (363,500)       --       (24,851)     (123,461)      --
Other Income (Deductions) - net                     (376,699)      (68,423)       --       (97,674)      (25,207)      --
INCOME BEFORE INCOME TAXES AND
   MINORITY INTEREST                               9,857,810     8,454,769      16.6     3,503,487     2,728,361     28.4
INCOME BEFORE INCOME TAXES,
   MINORITY INTEREST AND REALIZED
   CAPITAL GAINS (LOSSES)                       $ 11,205,570   $ 9,911,635      13.1%  $ 3,862,832   $ 3,323,917     16.2%


(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b) Includes Universal Life, Term Life, Whole Life and Variable Universal Life type products.

(c) Represents runoff annuity business largely sold through discontinued distribution channels.

(d) Includes Other Financial Services Companies and Intercompany Reclassifications.

(e) At September 30, 2003, AIG's third party assets under management, including mutual funds and institutional accounts, totaled over $45 billion.

(f)   Reflects the sale of variable annuity products with fixed annuity options.

(g) Includes variable annuity (separate account only), mutual fund and broker-dealer operations.

(h) Includes AIG Global Investment Group, John McStay Investment Counsel, L.P. and certain overseas variable annuity operations.

                       AMERICAN INTERNATIONAL GROUP, INC.
                           SUPPLEMENTARY EARNINGS DATA
                                 (IN THOUSANDS)



                                                    NINE MONTHS ENDED SEPTEMBER 30,     THREE MONTHS ENDED SEPTEMBER 30,
                                                    2003            2002       Change     2003          2002       Change
                                                ------------   -----------      ----    ----------   -----------   ------
GENERAL INSURANCE OPERATIONS:
     NET PREMIUMS WRITTEN
         Domestic Brokerage Group               $ 14,733,497   $11,029,583      33.6%  $ 5,130,155   $ 3,898,774     31.6%
         Personal Lines                            2,703,786     2,368,755      14.1       919,174       835,541     10.0
         Mortgage Guaranty                           390,012       381,347       2.3       148,525       132,994     11.7
         Transatlantic Holdings                    2,472,186     1,842,788      34.2       901,255       687,207     31.1
         Foreign General (a)(b)                    5,753,108     4,579,260      25.6     1,866,346     1,530,277     22.0
                                                ------------   -----------             -----------   -----------
         TOTAL                                    26,052,589    20,201,733      29.0     8,965,455     7,084,793     26.5
     OPERATING INCOME
         Domestic Brokerage Group                  2,017,553     1,586,730      27.2       630,050       543,992     15.8
         Personal Lines                              172,913       101,129      71.0        74,861        15,142    394.4
         Mortgage Guaranty                           319,167       331,718      (3.8)      100,590        95,294      5.6
         Transatlantic Holdings                      276,509       220,509      25.4       100,683        74,877     34.5
         Foreign General (a)                       1,135,522       945,878      20.0       407,187       316,676     28.6
         Intercompany Adjustments                      5,152        17,047        --         1,718         5,682       --
                                                ------------   -----------             -----------   -----------
         TOTAL BEFORE REALIZED CAPITAL
            GAINS (LOSSES)                         3,926,816     3,203,011      22.6     1,315,089     1,051,663     25.0
         Realized Capital Gains (Losses)            (330,725)     (492,157)       --      (74,748)     (210,297)       --
         OPERATING INCOME                       $  3,596,091   $ 2,710,854      32.7%  $ 1,240,341   $   841,366     47.4%
                                                ------------   -----------      ----    ----------   -----------   ------
     COMBINED RATIO:
         Domestic Brokerage Group                      94.66         97.10                   94.78         96.47
         Personal Lines                                97.90        102.04                   97.20        105.22
         Mortgage Guaranty                             46.57         39.93                   57.58         48.30
         Transatlantic Holdings                        96.59         98.13                   96.16         98.03
         Foreign General (a)                           87.81         89.55                   88.31         88.74
         TOTAL                                         92.81         94.77                   93.05         94.54
                                                ------------   -----------      ----    ----------   -----------   ------
     Losses and Loss Expenses Paid              $ 12,492,119   $11,944,895       4.6%  $ 4,101,797   $ 3,967,224      3.4%
     Change in Loss and
          Loss Expense Reserve (c)                 4,741,598     1,146,050     313.7     2,003,637       641,078    212.5
                                                ------------   -----------             -----------   -----------
     Losses and Loss Expenses Incurred            17,233,717    13,090,945      31.6     6,105,434     4,608,302     32.5
     Net Loss and Loss Expense Reserve (c)        35,091,537    27,041,562      29.8
     UNDERWRITING PROFIT                        $  1,669,578   $ 1,116,596      49.5%  $   573,192   $   390,661     46.7%

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b) The growth in Foreign General net premiums written in original currency was 17.3 percent and 19.7 percent for the third quarter and nine months 2003, respectively.

(c) Includes $415 million in reserves related to GE personal lines business acquired in the third quarter 2003.

SUPPLEMENTARY EARNINGS DATA - PAGE 2

                                                     NINE MONTHS ENDED SEPTEMBER 30,    THREE MONTHS ENDED SEPTEMBER 30,
                                                       2003           2002     Change     2003          2002       Change
                                                   ------------   -----------   ----   -----------   -----------   ------
LIFE INSURANCE OPERATIONS:
   GAAP PREMIUMS
      DOMESTIC
         Life Insurance                            $  1,314,112   $ 1,197,718    9.7%  $   476,331   $   389,375     22.3%
         Individual Fixed Annuities                      40,014        27,635   44.8        16,758         8,984     86.5
         Individual Fixed Annuities - Runoff (a)          1,823         6,094  (70.1)          234         2,094    (88.8)
         Home Service                                   625,160       641,563   (2.6)      207,198       210,937     (1.8)
         Group Life/Health                              764,441       729,000    4.9       252,557       250,852      0.7
         Pension and Investment Products              1,051,240       881,148   19.3       306,303       387,628    (21.0)
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS                         3,796,790     3,483,158    9.0     1,259,381     1,249,870      0.8
         Guaranteed Investment Contracts                 14,073        34,382  (59.1)        3,245         8,323    (61.0)
                                                   ------------   -----------          -----------   -----------
         TOTAL                                        3,810,863     3,517,540    8.3     1,262,626     1,258,193      0.4
      FOREIGN
         Life Insurance                               9,536,685     8,753,736    8.9     3,078,222     2,874,995      7.1
         Personal Accident                            2,186,005     1,823,068   19.9       746,818       655,226     14.0
         Group Products                                 944,799       849,672   11.2       311,770       260,588     19.6
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS                        12,667,489    11,426,476   10.9     4,136,810     3,790,809      9.1
         Guaranteed Investment Contracts                 84,510        86,814   (2.7)       30,098        38,817    (22.5)
                                                   ------------   -----------          -----------   -----------
         TOTAL                                       12,751,999    11,513,290   10.8     4,166,908     3,829,626      8.8
      TOTAL GAAP PREMIUMS
         EXCLUDING GICS                              16,464,279    14,909,634   10.4     5,396,191     5,040,679      7.1
      TOTAL GAAP PREMIUMS                            16,562,862    15,030,830   10.2     5,429,534     5,087,819      6.7
                                                   ------------   -----------   ----   -----------   -----------   ------
   PREMIUMS, DEPOSITS AND OTHER
      CONSIDERATIONS (b)
      DOMESTIC
         Life Insurance                               2,001,279     1,781,780   12.3       700,791       509,866     37.4
         Individual Fixed Annuities                   8,206,400     6,771,298   21.2     3,273,206     2,484,997     31.7
         Individual Fixed Annuities - Runoff (a)        167,804     1,224,319  (86.3)       43,703       190,021    (77.0)
         Home Service                                   731,748       632,141   15.8       247,189       202,395     22.1
         Group Life/Health                              772,121       740,221    4.3       264,286       261,074      1.2
         Pension and Investment Products              1,329,949     1,385,273   (4.0)      432,605       514,514    (15.9)
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS                        13,209,301    12,535,032    5.4     4,961,780     4,162,867     19.2
         Guaranteed Investment Contracts              6,487,403     7,962,356  (18.5)    2,705,499     1,872,968     44.4
                                                   ------------   -----------          -----------   -----------
         TOTAL                                       19,696,704    20,497,388   (3.9)    7,667,279     6,035,835     27.0
      FOREIGN
         Life Insurance                              10,954,087     9,822,335   11.5     3,645,709     3,312,199     10.1
         Personal Accident                            2,186,288     1,828,031   19.6       745,084       653,473     14.0
         Group Products                               1,547,272     1,211,034   27.8       464,445       289,088     60.7
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS (c)                    14,687,647    12,861,400   14.2     4,855,238     4,254,760     14.1
         Guaranteed Investment Contracts              3,289,558     4,684,163  (29.8)      558,468     1,652,792    (66.2)
                                                   ------------   -----------          -----------   -----------
         TOTAL (c)                                   17,977,205    17,545,563    2.5     5,413,706     5,907,552     (8.4)
      TOTAL PREMIUMS, DEPOSITS AND OTHER
         CONSIDERATIONS EXCLUDING GICS               27,896,948    25,396,432    9.8     9,817,018     8,417,627     16.6
      TOTAL PREMIUMS, DEPOSITS AND OTHER
         CONSIDERATIONS                            $ 37,673,909   $38,042,951   (1.0)% $13,080,985   $11,943,387      9.5%

(a) Represents runoff annuity business largely sold through discontinued distribution channels.

(b) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

(c) Foreign premiums, deposits and other considerations declined 9.4 percent in the third quarter and 0.8 percent for the nine months in original currency. Excluding guaranteed investment contracts the premium growth in original currency was 13.6 percent in the third quarter and 12.3 percent for the nine months.

SUPPLEMENTARY EARNINGS DATA - PAGE 3

                                                     NINE MONTHS ENDED SEPTEMBER 30,     THREE MONTHS ENDED SEPTEMBER 30,
                                                       2003           2002     Change      2003          2002      Change
                                                   ------------   -----------   ----   -----------   -----------   ------
LIFE INSURANCE OPERATIONS:
   NET INVESTMENT INCOME
      DOMESTIC
         Life Insurance                            $    965,940   $   945,349    2.2%  $   348,041   $   312,286     11.4%
         Individual Fixed Annuities                   2,156,436     1,850,638   16.5       739,159       648,301     14.0
         Individual Fixed Annuities - Runoff (a)        528,254       541,587   (2.5)      147,054       179,191    (17.9)
         Home Service                                   510,721       508,220    0.5       171,406       172,469     (0.6)
         Group Life/Health                               87,240        80,482    8.4        30,417        27,820      9.3
         Pension and Investment Products                716,475       603,032   18.8       263,611       219,464     20.1
         Intercompany Adjustments                          (215)         (177)    --           (88)          (64)      --
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS                         4,964,851     4,529,131    9.6     1,699,600     1,559,467      9.0
         Guaranteed Investment Contracts              1,627,836     1,622,455    0.3       544,788       566,736     (3.9)
                                                   ------------   -----------          -----------   -----------
         TOTAL                                        6,592,687     6,151,586    7.2     2,244,388     2,126,203      5.6
      FOREIGN
         Life Insurance                               2,820,299     2,453,797   14.9       910,199       876,546      3.8
         Personal Accident                              118,478       104,153   13.8        42,067        37,690     11.6
         Group Products                                 248,538       172,391   44.2        79,434        50,397     57.6
         Intercompany Adjustments                       (10,438)       (8,600)    --        (4,267)       (3,085)      --
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS                         3,176,877     2,721,741   16.7     1,027,433       961,548      6.9
         Guaranteed Investment Contracts                287,553       255,452   12.6        90,186        91,704     (1.7)
                                                   ------------   -----------          -----------   -----------
         TOTAL                                        3,464,430     2,977,193   16.4     1,117,619     1,053,252      6.1
      TOTAL NET INVESTMENT INCOME
         EXCLUDING GICS                               8,141,728     7,250,872   12.3     2,727,033     2,521,015      8.2
      TOTAL NET INVESTMENT INCOME                    10,057,117     9,128,779   10.2     3,362,007     3,179,455      5.7
                                                   ------------   -----------   ----   -----------   -----------   ------
   OPERATING INCOME
      DOMESTIC
         Life Insurance                                 595,679       529,554   12.5       205,437       188,353      9.1
         Individual Fixed Annuities                     524,292       387,122   35.4       166,294       141,881     17.2
         Individual Fixed Annuities - Runoff (a)        109,434       145,931  (25.0)       39,648        57,509    (31.1)
         Home Service                                   298,622       285,471    4.6        96,455        92,247      4.6
         Group Life/Health                               87,910        76,749   14.5        29,938        25,890     15.6
         Pension and Investment Products                146,679        90,218   62.6        62,389        29,792    109.4
         Intercompany Adjustments                          (215)         (177)    --          (88)          (64)       --
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS                         1,762,401     1,514,868   16.3       600,073       535,608     12.0
         Guaranteed Investment Contracts                386,847       484,957  (20.2)      130,335       156,404    (16.7)
                                                   ------------   -----------          -----------   -----------
         TOTAL DOMESTIC BEFORE REALIZED
            CAPITAL GAINS (LOSSES)                    2,149,248     1,999,825    7.5       730,408       692,012      5.5
         Realized Capital Gains (Losses)               (446,242)     (571,452)    --      (260,045)     (222,143)      --
                                                   ------------   -----------          -----------   -----------
         DOMESTIC OPERATING INCOME                    1,703,006     1,428,373   19.2       470,363       469,869      0.1
      FOREIGN
         Life Insurance                               2,041,730     1,779,546   14.7       697,293       606,200     15.0
         Personal Accident                              608,349       482,659   26.0       211,212       169,250     24.8
         Group Products                                 149,554       118,352   26.4        54,729        42,139     29.9
         Intercompany Adjustments                       (10,438)       (8,600)    --        (4,267)       (3,085)      --
                                                   ------------   -----------          -----------   -----------
         TOTAL EXCLUDING GICS                         2,789,195     2,371,957   17.6       958,967       814,504     17.7
         Guaranteed Investment Contracts                 38,358        28,728   33.5        15,239        10,229     49.0
                                                   ------------   -----------          -----------   -----------
         TOTAL FOREIGN BEFORE REALIZED
            CAPITAL GAINS (LOSSES)                    2,827,553     2,400,685   17.8       974,206       824,733     18.1
         Realized Capital Gains (Losses)               (329,576)      (29,757)    --           299       (39,655)      --
                                                   ------------   -----------          -----------   -----------
         FOREIGN OPERATING INCOME                     2,497,977     2,370,928    5.4       974,505       785,078     24.1
      WORLDWIDE LIFE BEFORE REALIZED CAPITAL
         GAINS (LOSSES) EXCLUDING GICS                4,551,596     3,886,825   17.1     1,559,040     1,350,112     15.5
      WORLDWIDE LIFE BEFORE REALIZED CAPITAL
         GAINS (LOSSES)                                4,976,801    4,400,510   13.1     1,704,614     1,516,745     12.4
      Realized Capital Gains (Losses)                   (775,818)    (601,209)    --      (259,746)     (261,798)      --
                                                   ------------   -----------          -----------   -----------
      WORLDWIDE OPERATING INCOME                   $  4,200,983   $ 3,799,301   10.6%  $ 1,444,868   $ 1,254,947     15.1%

(a) Represents runoff annuity business largely sold through discontinued distribution channels.

SUPPLEMENTARY EARNINGS DATA  - PAGE 4

                                                    NINE MONTHS ENDED SEPTEMBER 30,     THREE MONTHS ENDED SEPTEMBER 30,
                                                        2003          2002     Change      2003          2002      Change
                                                   ------------   -----------   ----   -----------   -----------   ------
LIFE INSURANCE OPERATIONS:
   DOMESTIC - OTHER DATA
      LIFE INSURANCE
         Periodic Premium Sales (a):
            - Individual/Retail                    $    257,140   $   213,610   20.4%  $    86,470   $    57,530     50.3%
            - Institutional Markets                      58,140        45,010   29.2        21,400         3,590    496.1
                                                   ------------   -----------          -----------   -----------
         Total Periodic Sales                           315,280       258,620   21.9       107,870        61,120     76.5
         Unscheduled & Single Deposits                  292,000       266,100    9.7       122,660        55,660    120.4
         Life Insurance Reserves                     18,910,064    17,229,796    9.8
      INDIVIDUAL FIXED ANNUITIES
         Annuity Reserves                            56,020,851    46,760,189   19.8
      HOME SERVICE
         Product Sales - Life/A&H (a)                    83,449        72,620   14.9        28,899        24,590     17.5
         Product Sales - Fixed Annuity                   90,433            --     --        31,433            --       --
         Total Insurance Reserves                     7,011,640     6,892,000    1.7
      GROUP PRODUCTS
         Annualized Earned Premium                    1,253,143     1,135,041   10.4
      PENSION & INVESTMENT CONTRACTS
         Insurance Reserves                          16,741,292    14,487,757   15.6
      GUARANTEED INVESTMENT CONTRACTS
         GIC Reserves                                39,232,024    35,654,819   10.0
                                                   ------------   -----------   ----   -----------   -----------   ------
   FOREIGN - FIRST YEAR PREMIUMS
      LIFE INSURANCE
         Japan                                          411,784       320,629   28.4       139,824       110,112     27.0
         China                                           54,584        37,575   45.3        21,057        15,656     34.5
         Asia excluding Japan and China               1,275,497     1,086,825   17.4       381,759       333,324     14.5
         All Other Regions                              139,077       111,808   24.4        50,328        40,612     23.9
                                                   ------------   -----------          -----------   -----------
         TOTAL                                        1,880,942     1,556,837   20.8       592,968       499,704     18.7
      PERSONAL ACCIDENT
         Japan                                          315,437       215,766   46.2       114,371        83,348     37.2
         China                                           22,897        15,959   43.5         8,651         5,757     50.3
         Asia excluding Japan and China                 143,484       121,898   17.7        47,163        47,094      0.1
         All Other Regions                               69,309        48,797   42.0        23,861        19,591     21.8
                                                   ------------   -----------          -----------   -----------
         TOTAL                                          551,127       402,420   37.0       194,046       155,790     24.6
      GROUP PRODUCTS
         Japan                                           18,514        16,464   12.5         6,478         8,043    (19.5)
         Asia excluding Japan and China                  37,287        33,307   11.9        13,452        11,300     19.0
         All Other Regions                              407,127       240,253   69.5       105,147        63,527     65.5
                                                   ------------   -----------          -----------   -----------
         TOTAL                                          462,928       290,024   59.6       125,077        82,870     50.9
      INVESTMENT CONTRACTS
         Japan                                           13,013        16,974  (23.3)        5,481         4,469     22.6
         All Other Regions                                3,731         5,457  (31.6)        1,261         1,852    (31.9)
                                                   ------------   -----------          -----------   -----------
         TOTAL                                           16,744        22,431  (25.4)        6,742         6,321      6.7
      TOTAL FIRST YEAR PREMIUMS
         Japan                                          758,748       569,833   33.2       266,154       205,972     29.2
         China                                           77,481        53,534   44.7        29,708        21,413     38.7
         Asia excluding Japan and China               1,456,268     1,242,030   17.2       442,374       391,718     12.9
         All Other Regions                              619,244       406,315   52.4       180,597       125,582     43.8
                                                   ------------   -----------          -----------   -----------
         TOTAL                                     $  2,911,741   $ 2,271,712   28.2%  $   918,833   $   744,685     23.4%

(a) Life Insurance sales represent premiums from new sales that are expected to be collected over a one year period.

SUPPLEMENTARY EARNINGS DATA - PAGE 5


                                                    NINE MONTHS ENDED SEPTEMBER 30,     THREE MONTHS ENDED SEPTEMBER 30,
                                                       2003           2002     Change      2003          2002      Change
                                                   ------------   -----------   ----   -----------   -----------   ------
FINANCIAL SERVICES:
   REVENUES
      Aircraft Finance                             $  2,271,892   $ 2,095,458    8.4%  $   785,034   $   728,876      7.7%
      Capital Markets                                 1,242,324     1,034,857   20.0       434,229       382,534     13.5
      Consumer Finance                                1,957,482     1,838,072    6.5       664,677       611,583      8.7
      Other                                              24,013        (7,709)    --        1,940        (2,846)       --
                                                   ------------   -----------          -----------   -----------
      TOTAL                                           5,495,711     4,960,678   10.8     1,885,880     1,720,147      9.6
   OPERATING INCOME
      Aircraft Finance                                  548,357       588,022   (6.7)      190,472       207,260     (8.1)
      Capital Markets                                   728,663       592,085   23.1       240,642       204,530     17.7
      Consumer Finance                                  488,553       409,290   19.4       173,592       144,008     20.5
      Other (a)                                          (3,856)      (20,976)    --        3,640        (3,305)       --
                                                   ------------   -----------          -----------   -----------
      TOTAL                                           1,761,717     1,568,421   12.3       608,346       552,493     10.1
                                                   ------------   -----------   ----   -----------   -----------   ------
RETIREMENT SERVICES & ASSET MANAGEMENT (b):
   OPERATING INCOME
      AIG VALIC (c)                                     675,491       571,611   18.2       230,250       161,004     43.0
      AIG SunAmerica (d)                                 22,920        57,239 (60.0)        17,657         7,026    151.3
      Other Asset Management and
         Annuity Operations (e)                         218,524       179,266   21.9        84,550        60,193     40.5
                                                   ------------   -----------          -----------   -----------
      TOTAL                                             916,935       808,116   13.5       332,457       228,223     45.7
   VARIABLE ANNUITY NET SALES
      Sales
         AIG VALIC                                    4,004,615     3,760,980    6.5     1,504,783     1,239,257     21.4
         AIG SunAmerica                               2,485,438     2,203,954   12.8       915,906       700,865     30.7
      Surrenders
         AIG VALIC                                    1,774,625     1,922,801   (7.7)      640,966       639,277      0.3
         AIG SunAmerica                               1,628,304     1,696,910   (4.0)      553,918       638,535    (13.3)
      Net Sales
         AIG VALIC                                    2,229,990     1,838,179   21.3       863,817       599,980     44.0
         AIG SunAmerica                                 857,134       507,044   69.0       361,988        62,330    480.8
                                                   ------------   -----------          -----------   -----------
      TOTAL NET SALES                              $  3,087,124   $ 2,345,223   31.6%  $ 1,225,805   $   662,310     85.1%
EFFECTIVE TAX RATES:
   Net Income                                             30.48%        30.53%               30.49%        29.96%
   Realized Capital Gains (Losses)                        33.58%        34.76%               34.04%        34.44%


(a) Includes Other Financial Services Companies and Intercompany Reclassifications.

(b) At September 30, 2003, AIG's third party assets under management, including mutual funds and institutional accounts, totaled over $45 billion.

(c)   Reflects the sale of variable annuity products with fixed annuity options.

(d) Includes variable annuity (separate account only), mutual fund and broker-dealer operations.

(e) Includes AIG Global Investment Group, John McStay Investment Counsel, L.P. and certain overseas variable annuity operations.